Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
The following unaudited pro forma combined financial information has been prepared to illustrate the estimated effects of multiple transactions, each of which is described in the following sections. The Long Ridge Energy & Power LLC (“Long Ridge”) Acquisition (defined in Note 1) was completed in the first quarter of 2025 and The Wheeling Corporation (“Wheeling”) Acquisition (defined in Note 1) closed in the third quarter of 2025 (collectively, the “Transactions”). It sets forth:
•The historical consolidated financial information of FTAI Infrastructure Inc. (“FIP”, “we”, “us”, “our”, or the “Company”) as of and for the six months ended June 30, 2025 (unaudited), derived from our unaudited consolidated financial statements; and for the year ended December 31, 2024, derived from our audited consolidated financial statements;
•The historical consolidated financial information of Long Ridge as of and for the six months ended June 30, 2025 (unaudited), derived from Long Ridge’s unaudited consolidated financial statements; and for the year ended December 31, 2024, derived from Long Ridge’s audited consolidated financial statements;
•Due to different fiscal year end dates, the historical consolidated financial information of Wheeling as of and for the six months ended June 30, 2025 is derived from Wheeling's audited consolidated financial statements for the twelve months ended June 30, 2025, adjusted to remove activity for the period of July 1, 2024 through December 31, 2024; and the historical consolidated financial information of Wheeling for the trailing twelve months ended December 31, 2024 is derived from the combined Wheeling audited consolidated financial statements for the twelve months ended June 30, 2025 and 2024, adjusted to remove activity for the period of January 1, 2025 through June 30, 2025, as well as for the period of July 1, 2023 through December 31, 2023, respectively;
•Pro forma adjustments to give effect to the Transactions on our consolidated balance sheet as of June 30, 2025, as if the Transactions closed on June 30, 2025; and
•Pro forma adjustments to give effect to the Transactions on our consolidated statements of operations for the year ended December 31, 2024 and six months ended June 30, 2025, as if the Transactions closed on January 1, 2024.
This unaudited pro forma combined financial information should be read in conjunction with:
•The Company’s audited consolidated financial statements and the related notes thereto for the year ended December 31, 2024 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (“SEC”) on March 13, 2025;
•The Company’s unaudited consolidated financial statements and the related notes thereto as of and for the six months ended June 30, 2025 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, as filed with the SEC on August 15, 2025;
•Long Ridge’s audited consolidated financial statements and the related notes thereto for the year ended December 31, 2024, included in the Company’s Current Report on Form 8-K/A filed with the SEC on May 14, 2025, and unaudited consolidated financial statements as of and for the six months ended June 30, 2025 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 as filed with the SEC on August 15, 2025;
•Wheeling’s audited consolidated financial statements and the related notes thereto for the years ended June 30, 2025 and 2024, filed herewith as Exhibit 99.1; and
•The accompanying notes to the unaudited pro forma combined financial information.
The unaudited pro forma combined financial information has been prepared from the respective historical consolidated financial information of the Company, Long Ridge and Wheeling, and reflects adjustments to the historical information in accordance with Article 11, “Pro Forma Financial Information”, under Regulation S-X of the Exchange Act, (“Article 11”). The following unaudited pro forma combined financial information primarily gives effect to:
•application of the acquisition method of accounting in connection with the Transactions;
•adjustments to reflect the Bridge Loan Credit Agreement (as defined in Note 1) incurred to finance the Wheeling Acquisition; and
•transaction costs incurred in connection with the Transactions.
The unaudited pro forma combined financial information gives effect to the Transactions, as though they have been accounted for using the acquisition method of accounting. Under the acquisition method of accounting, we recorded assets acquired and liabilities assumed from Long Ridge at their respective acquisition date fair values on February 26, 2025 and assumed from Wheeling at their respective acquisition date fair values on August 25, 2025.
The allocation of the purchase price used in the unaudited pro forma combined financial information is based on preliminary estimates and assumptions. These preliminary estimates and assumptions are subject to change. We have not completed certain detailed valuation studies necessary to determine the fair value of Long Ridge and Wheeling’s assets acquired and liabilities assumed and the related purchase price allocation. The final purchase price allocation determination will be based on the identification of Long Ridge and Wheeling’s assets acquired and liabilities assumed and their respective assigned fair values as of the effective time of the acquisition.
The unaudited pro forma combined financial information has been compiled in a manner consistent with the accounting policies adopted by the Company. We believe these accounting policies are similar in material respects to those of Long Ridge and Wheeling. Certain reclassifications have been made to conform the presentation of Long Ridge and Wheeling’s financial information to that of the Company. A reconciliation of these reclassifications is provided in the notes to the unaudited pro forma combined financial information.
Upon the closing, and only for the period that the outstanding shares of common stock of Wheeling are held in the voting trust (see Note 1 for further information), FIP will account for its indirect 100% equity ownership of Wheeling using the equity method of accounting. Once the STB (as defined in Note 1) has completed its review of the transaction and approved FIP’s acquisition of control of Wheeling, FIP will consolidate Wheeling prospectively, and the equity method investment will be remeasured to fair value immediately before the consolidation occurs, with the resulting gain or loss recognized in net (loss) income. As the ultimate outcome of the transaction, assuming receipt of STB final approval, will be a business combination, the unaudited pro forma combined financial information presented herein have been prepared on a consolidated basis.

FTAI INFRASTRUCTURE INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2025
(in thousands)

	Historical
	FIP	Wheeling, as Reclassified	Financing Adjustments (Note 4)	Notes	Acquisition Adjustments (Note 5)	Notes	FIP Pro Forma Combined for the Transactions
Assets
Cash and cash equivalents	$33,626	$19,386	$141,897	(a)	$(123,941)	(a)	$70,968
Restricted cash and cash equivalents	414,637	—	—		—		414,637
Accounts receivable, net	68,150	16,120	—		—		84,270
Other current assets	22,632	37,371	—		—		60,003
Total current assets	539,045	72,877	141,897		(123,941)		629,878
Leasing equipment, net	37,195	—	—		—		37,195
Operating lease right-of-use assets, net	66,749	20,742	—		123,876	(b)	211,367
Property, plant, and equipment, net	3,232,712	361,051	—		872,810	(c)	4,466,573
Investments	17,730	—	—		—		17,730
Intangible assets, net	45,223	—	—		—		45,223
Goodwill	401,229	—	—		—		401,229
Other assets	67,077	—	—		13,385	(d)	80,462
Total assets	$4,406,960	$454,670	$141,897		$886,130		$5,889,657

Liabilities
Accounts payable and accrued liabilities	$223,498	$21,443	$(5,104)	(b)	$12,700	(e)	$252,537
Debt, net	82,754	—	1,213,960	(c)	—		1,296,714
Derivative liabilities	30,443	—	—		—		30,443
Operating lease liabilities	7,268	1,188	—		817	(f)	9,273
Other current liabilities	18,801	6,148	—		(2,342)	(g)	22,607
Total current liabilities	362,764	28,779	1,208,856		11,175		1,611,574
Debt, net	3,001,609	—	(574,611)	(d)	—		2,426,998
Derivative liabilities	138,340	—	—		—		138,340
Warrant liabilities	—	—	—		85,833	(h)	85,833
Operating lease liabilities	59,635	19,554	—		(8,711)	(i)	70,478
Deferred tax liabilities	25,972	55,378	—		260,366	(j)	341,716
Other liabilities	42,720	45,913	—		(43,954)	(k)	44,679
Total liabilities	3,631,040	149,624	634,245		304,709		4,719,618

Redeemable preferred stock - Series A	397,652	—	(397,652)	(e)	—		—
Redeemable preferred stock - Series B	152,642	—	—		—		152,642
Redeemable preferred stock - Series A Non-Controlling Interest ("NCI")	—	—	—		891,817	(l)	891,817

Equity
Common stock	1,151	—	—		—		1,151
Additional paid in capital	724,514	305,046	(37,807)	(f)	(305,046)	(m)	686,707
Accumulated deficit	(333,112)	—	(56,889)	(g)	(5,350)	(n)	(395,351)
Accumulated other comprehensive loss	(17,084)	—	—		—		(17,084)
Stockholders’ equity	375,469	305,046	(94,696)		(310,396)		275,423
Non-controlling interest in equity of consolidated subsidiaries	(149,843)	—	—		—		(149,843)
Total equity	225,626	305,046	(94,696)		(310,396)		125,580
Total liabilities, redeemable preferred stock and equity	$4,406,960	$454,670	$141,897		$886,130		$5,889,657
See accompanying notes to the “Unaudited Pro Forma Combined Financial Information.”

FTAI INFRASTRUCTURE INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2025
(in thousands, except per share amounts)

	Historical
	FIP	Long Ridge Historical (Note 6a)	Long Ridge Acquisition Transaction Accounting Adjustments (Note 6a)	FIP Pro Forma Adjusted for Long Ridge Acquisition	Wheeling, as Reclassified	Financing Adjustments (Note 4)	Notes	Wheeling Acquisition Adjustments (Note 5)	Notes	FIP Pro Forma Combined for the Transactions
Revenues
Total revenues	218,447	$53,517	$(158)	$271,806	73,176	—		—		344,982
Expenses
Operating expenses	141,480	11,516	(158)	152,838	54,610	—		480	(o)	207,928
General and administrative	8,975	—	—	8,975	—	—		—		8,975
Acquisition and transaction expenses	12,219	402	(1,587)	11,034	—	—		481	(p)	11,515
Management fees and incentive allocation to affiliate	6,222	—	—	6,222	—	—		—		6,222
Depreciation and amortization	59,010	8,296	1,757	69,063	8,889	—		12,977	(q)	90,929
Asset impairment	4,401	—	—	4,401	—	—		—		4,401
Total expenses	232,307	20,214	12	252,533	63,499	—		13,938		329,970
Other income (expense)
Equity in gains (losses) of unconsolidated entities	3,319	—	(10,588)	(7,269)	—	—		—		(7,269)
Gain (loss) on sale of assets, net	119,828	—	(119,952)	(124)	300	—		—		176
Loss on modification or extinguishment of debt	(4,073)	—	—	(4,073)	—	—		—		(4,073)
Interest expense	(102,316)	(12,677)	2,625	(112,368)	(1,026)	(36,790)	(h)	1,096	(r)	(149,088)
Other income (expense)	6,745	485	(2,511)	4,719	5,936	—		—		10,655
Total other income (expense)	23,503	(12,192)	(130,426)	(119,115)	5,210	(36,790)		1,096		(149,599)
Income (loss) before income taxes	9,643	21,111	(130,596)	(99,842)	14,887	(36,790)		(12,842)		(134,587)
(Benefit from) provision for income taxes	(40,562)	—	42,963	2,401	1,584	—		(3,210)	(s)	775
Net income (loss)	50,205	21,111	(173,559)	(102,243)	13,303	(36,790)		(9,632)		(135,362)

Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(22,501)	—	—	(22,501)	—	—		—		(22,501)
Less: Dividends and accretion of redeemable preferred stock	42,798	—	(2,712)	40,086	—	(42,798)	(i)	70,021	(t)	67,309
Net income (loss) attributable to stockholders	$29,908	$21,111	$(170,847)	$(119,828)	$13,303	$6,008		$(79,653)		$(180,170)

Net income (loss) attributable to common stockholders	$24,359									$(189,173)

Earnings (loss) per share
Basic (aa)	$0.21									$(1.65)
Diluted (aa)	$0.21									$(1.65)
Weighted-average shares outstanding:
Basic	114,491,338									114,491,338
Diluted	115,260,452									115,260,452
See accompanying notes to the “Unaudited Pro Forma Combined Financial Information”

FTAI INFRASTRUCTURE INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024
(in thousands, except per share amounts)

	Historical
	FIP	Long Ridge, as Reclassified (Note 6b)	Contribution of LR WV (Note 6b)	Long Ridge Acquisition Adjustments (Note 6b)	FIP Pro Forma Adjusted for Long Ridge Acquisition	Wheeling, as Reclassified	Financing Adjustments (Note 4)	Notes	Wheeling Acquisition Adjustments (Note 5)	Notes	FIP Pro Forma Combined for the Transactions
Revenues
Total revenues	$331,497	$110,200	$—	$(2,417)	$439,280	$152,281	$—		$—		$591,561
Expenses
Operating expenses	247,674	53,414	466	—	301,554	107,169	—		959	(u)	409,682
General and administrative	14,798	—	—	—	14,798	—	—		—		14,798
Acquisition and transaction expenses	5,457	397	19	2,094	7,967	—	—		6,312	(v)	14,279
Management fees and incentive allocation to affiliate	11,318	—	2,417	(2,417)	11,318	—	—		—		11,318
Depreciation and amortization	79,410	47,199	—	12,776	139,385	15,425	—		28,307	(w)	183,117
Asset impairment	72,336	546	—	—	72,882	—	—		—		72,882
Total expenses	430,993	101,556	2,902	12,453	547,904	122,594	—		35,578		706,076
Other (expense) income
Equity in (losses) earnings of unconsolidated entities	(55,496)	—	—	37,146	(18,350)	—	—		—		(18,350)
Gain on sale of assets, net	2,370	—	—	93,202	95,572	106	—		—		95,678
Loss on modification or extinguishment of debt	(8,925)	—	(9,430)	—	(18,355)	—	(72,175)	(j)	—		(90,530)
Interest expense	(122,108)	(70,178)	(4,876)	15,721	(181,441)	(1,306)	(70,629)	(k)	877	(x)	(252,499)

Other income (expense)	20,904	1,150	3,317	(15,412)	9,959	9,360	—		—		19,319
Total other (expense) income	(163,255)	(69,028)	(10,989)	130,657	(112,615)	8,160	(142,804)		877		(246,382)
(Loss) income before income taxes	(262,751)	(60,384)	(13,891)	115,787	(221,239)	37,847	(142,804)		(34,701)		(360,897)
Provision for (benefit from) income taxes	3,313	—	—	(59,351)	(56,038)	4,272	—		(8,675)	(y)	(60,441)
Net (loss) income	(266,064)	(60,384)	(13,891)	175,138	(165,201)	33,575	(142,804)		(26,026)		(300,456)
Less: Net loss attributable to non-controlling interests in consolidated subsidiaries	(42,419)	—	—	—	(42,419)	—	—		—		(42,419)
Less: Dividends and accretion of redeemable preferred stock	70,814	—	—	2,712	73,526	—	(70,814)	(l)	132,546	(z)	135,258
Net (loss) income attributable to stockholders	$(294,459)	$(60,384)	$(13,891)	$172,426	$(196,308)	$33,575	$(71,990)		$(158,572)		$(393,295)

Net loss attributable to common stockholders	$(294,459)										$(531,395)

Loss per share:
Basic (aa)	$(2.72)										$(4.91)
Diluted (aa)	$(2.72)										$(4.91)
Weighted-average shares outstanding:
Basic	108,217,871										108,217,871
Diluted	108,217,871										108,217,871
See accompanying notes to the “Unaudited Pro Forma Combined Financial Information.”

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(Dollars in thousands, unless otherwise stated)
Note 1: Description of the Transactions and Basis of Pro Forma Presentation
On August 25, 2025 (the “Closing Date”), FIP RR Holdings LLC (“RR Holdings”), a subsidiary of the Company, closed the previously announced transactions contemplated by the stock purchase agreement, dated as of August 6, 2025 (the “Agreement”), between RR Holdings (as successor-in-interest to Percy Acquisition LLC (“Percy”)) and WLE Management Partners, L.P. (“Seller”), pursuant to which RR Holdings purchased all of the issued and outstanding capital stock of The Wheeling Corporation (“Wheeling”) from Seller (the “Wheeling Acquisition”). Prior to the closing of the Wheeling Acquisition, Percy assigned its rights and obligations under the Agreement to RR Holdings, a wholly-owned subsidiary of Percy. The aggregate cash consideration paid in exchange for all of the issued and outstanding capital stock of Wheeling at closing was approximately $1.05 billion, subject to customary adjustments. A portion of the cash consideration was placed into escrow to secure any post-closing purchase price adjustment payment obligations under the Agreement.
In addition, on the Closing Date, RR Holdings entered into a voting trust agreement (the “Voting Trust Agreement”) with John Giles (the “Voting Trust Trustee”). All of the capital stock of Wheeling was transferred into a voting trust (the “Voting Trust”) governed by the Voting Trust Agreement pursuant to the rules established by the U.S. Surface Transportation Board (the “STB”). The capital stock of Wheeling held in the Voting Trust will be released to RR Holdings upon approval of the Wheeling Acquisition by the STB. The Voting Trust is irrevocable and will terminate (1) upon STB approval of RR Holdings’ control authority over Wheeling & Lake Erie Railway Company (“WLE”) and Akron Barberton Cluster Railway Company (“AB”), both wholly-owned subsidiaries of Wheeling, or (2) automatically on December 31, 2027, unless extended pursuant to the terms of the Voting Trust Agreement. If the STB denies RR Holdings’ control authority over WLE and AB, then RR Holdings will have two years, subject to certain extensions, following such denial to sell the capital stock of Wheeling.
On the Closing Date, in connection with the Wheeling Acquisition, the Company entered into a credit agreement (the “Bridge Loan Credit Agreement”) with Barclays Bank PLC, as administrative agent and the lenders party thereto. The Bridge Loan Credit Agreement provides for a 364-day, $1.25 billion secured bridge loan facility (the “Bridge Loan”). The Bridge Loan will mature on August 24, 2026. With the proceeds from the Bridge Loan Credit Agreement, the Company used such proceeds to (i) redeem all of its outstanding 300,000 shares of Series A Senior Preferred Stock, (ii) redeem all of its outstanding 10.500% Senior Secured Notes due 2027 and (iii) pay for a portion of the purchase price of Wheeling.
On the Closing Date, in connection with the Wheeling Acquisition, RR Holdings issued (i) 1,000,000 newly-created Series A Preferred Units (the “Series A Preferred Units”) and (ii) 172,500 warrants (the “Warrants”) representing the right to purchase, on the terms and subject to the conditions set forth in the Warrants, 172,500 common units of RR Holdings at an exercise price of $857.748 per unit, for an aggregate purchase price of $1.0 billion. The Warrants provide the holders the right to purchase up to 20% of the common units of RR Holdings. The Series A Preferred Units and the Warrants were issued pursuant to a subscription agreement, dated as of August 25, 2025, between RR Holdings and funds managed by Ares Management. Distributions on the Series A Preferred Units are payable at a rate equal to (i) 10.0% per annum from the Closing Date until the third anniversary from the Closing Date, (ii) 12.0% per annum from the first day following the third anniversary of the Closing Date until the sixth anniversary of the date issuance, and (iii) 14.0% per annum from the first day following the sixth anniversary of the Closing Date and thereafter, in each case, subject to increases in accordance with the terms of the Series A Preferred Units.
We estimate the total purchase consideration for Wheeling to be approximately $1.1 billion, as described in “—Note 3: Preliminary estimated purchase consideration and purchase price allocation,” below.
On February 26, 2025, the Company entered into a purchase agreement with certain affiliates of GCM Grosvenor Inc. (“GCM”), owner of 49.9% of the limited liability company interests of Long Ridge Energy & Power LLC (“Long Ridge”), to acquire GCM’s 49.9% interest. Consideration to GCM for the acquisition (the “Long Ridge Acquisition”) included (i) Long Ridge issuing a $20.0 million promissory note to an affiliate of GCM, (ii) cash consideration of $9.0 million paid by the Company and (iii) 160,000 shares of newly formed series of Series B Convertible Junior Preferred Stock (the “Series B Preferred Stock”) issued by the Company to certain affiliates of GCM. At closing, the Company owned 100% of the interests in Long Ridge.
The Series B Preferred Stock ranks senior to the shares of the Company’s common stock, par value $0.01 per share, and junior to the Company’s Series A Senior Preferred Stock, with respect to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding up of the Company. Each share of Series B Preferred Stock has an initial liquidation preference of $1,000 per share. Holders of the Series B Preferred Stock are entitled to a quarterly compounding, regular dividend equal to 9.00% per annum for any dividend paid in cash with respect to the immediately preceding quarter, and 10.00% per annum for any dividend paid-in-kind, at the Company’s election.
Refer to the Company’s Form 8-K which was filed with the Securities and Exchange Commission on February 27, 2025 for additional detail.
The unaudited pro forma combined financial information has been prepared from the respective historical consolidated financial information of the Company, Long Ridge and Wheeling, and reflects adjustments to the historical financial information in accordance with Article 11 using the acquisition method of accounting, as defined by Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), and using the fair value concepts as defined in ASC Topic 820, Fair Value Measurement (“ASC 820”). As a result, the Company has recorded the business combination in its consolidated financial statements and applied the acquisition method to account for Long Ridge’s assets acquired and liabilities assumed as of February 26, 2025, the closing date of the Long Ridge Acquisition. The acquisition method requires the recording of identifiable assets acquired and liabilities assumed at their fair values on the acquisition date, and the recording of goodwill for the excess of the purchase price over the aggregate fair value of the identifiable assets acquired and liabilities assumed. The Company has recorded the acquisition of its 100% equity ownership of Wheeling in its consolidated financial statements using the equity method of accounting to account for the investment in Wheeling as of August 25, 2025, the closing date of the Wheeling Acquisition. Once the STB has completed its review of the transaction and approved FIP’s acquisition of control of Wheeling, FIP will consolidate Wheeling prospectively, and the equity method investment will be remeasured to fair value immediately before the consolidation occurs, with the resulting gain or loss recognized in net (loss) income.
The unaudited pro forma combined financial information is not necessarily indicative of what our financial position or results of operations would have been had the Transactions been consummated on the dates indicated, nor is it necessarily indicative of what the financial position or results of operations of the Company will be in future periods. The historical financial information has been adjusted to depict the accounting for the Transactions. Additionally, the unaudited pro forma combined financial information does not reflect the cost of any integration activities or benefits that may result from potential revenue enhancements, anticipated cost savings and expense efficiencies or other synergies that may be achieved in the acquisitions or any strategies that management may consider in order to continue to efficiently manage our operations.
To prepare the unaudited pro forma combined financial information, we adjusted Long Ridge and Wheeling’s assets and liabilities to their estimated fair values based on preliminary valuation procedures performed and a preliminary allocation of purchase price. The final valuation and related allocation of the purchase price is still being finalized and is expected to be completed no later than 12 months after the respective closing dates of each of the Wheeling Acquisition and the Long Ridge Acquisition. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments presented herein and may include (i) changes in fair values of Property, plant and equipment; (ii) changes in allocations to Intangible assets, such as customer relationships, as well as goodwill; and, (iii) other changes to assets and liabilities. Furthermore, we are still evaluating Long Ridge and Wheeling’s accounting policies in an effort to determine if differences in accounting policies require adjustment or reclassification of Long Ridge and Wheeling’s results of operations or reclassification of assets or liabilities to conform to our accounting policies and classifications. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma combined financial information.
The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and related notes of FIP, Long Ridge and Wheeling. The pro forma combined statement of operations for the six months ended June 30, 2025 and for the year ended December 31, 2024 include transaction adjustments for certain non-recurring items, including the estimated transaction-related expenses. These unaudited pro forma combined financial statements are presented based on accounting principles generally accepted in the United States of America.
Note 2: Adjustments to Wheeling historical financial statements
Presentation and reclassification adjustments
Certain presentation and reclassification adjustments have been made to the historical presentation of Wheeling’s financial statements in order to conform to the presentation of the Company, by reclassifying:
•Marketable securities to Other current assets;
•Materials and supplies to Other current assets;
•Current financing lease liabilities to Other current liabilities;
•Long-term financing lease liabilities to Other liabilities;
•Transportation to Operating expenses;

•Maintenance of way to Operating expenses
•Maintenance of equipment to Operating expenses;
•General and administrative expenses to Operating expenses;
•Other income to Gain (loss) on sale of assets, net; and
•Other income to Interest expense.
Refer to the Company’s Form 8-K/A which was filed with the Securities and Exchange Commission on May 14, 2025 for the reclassification adjustments that we made to Long Ridge’s historical presentation of their financial statements in order to conform to the presentation of the Company.

The following tables illustrate the impact of adjustments made to the historical Wheeling financial statements to align to the presentation of the Company as described above:
THE WHEELING CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2025

	Wheeling Before Reclassification	Reclassification Adjustments	Wheeling, as Reclassified	FIP Presentation
ASSETS
Current assets
Cash and cash equivalents	$19,386	$—	$19,386	Cash and cash equivalents
Marketable securities	21,419	(21,419)	—
Accounts receivable, net	16,120	—	16,120	Accounts receivable, net
Materials and supplies	6,936	(6,936)	—
Other current assets	9,016	28,355	37,371	Other current assets
Total current assets	72,877	—	72,877
Property, plant and equipment, net	314,911	46,140	361,051	Property, plant and equipment, net
Other assets
Right of use asset - operating leases	20,742	—	20,742	Operating lease right-of-use assets, net
Right of use asset - financing leases	46,140	(46,140)	—
Total other assets	66,882	(46,140)	20,742
Total assets	$454,670	$—	$454,670

LIABILITIES & STOCKHOLDER'S EQUITY
Current liabilities
Accounts payable	$11,470	$—	$11,470	Accounts payable and accrued liabilities
Accounts payable - interline freight	3,591	—	3,591	Accounts payable and accrued liabilities
Accrued payroll liabilities	6,382	—	6,382	Accounts payable and accrued liabilities
Other current liabilities	3,806	2,342	6,148	Other current liabilities
Current portion of operating lease liability	1,188	—	1,188	Operating lease liabilities
Current portion of financing lease liability	2,342	(2,342)	—
Total current liabilities	28,779	—	28,779
Long-term liabilities
Deferred income taxes	55,378	—	55,378	Deferred tax liabilities
Long-term operating lease liability	19,554	—	19,554	Operating lease liabilities
Long-term financing lease liability	43,954	(43,954)	—
Other noncurrent liabilities	1,959	43,954	45,913	Other liabilities
Total long-term liabilities	120,845	—	120,845
Total liabilities	149,624	—	149,624
Stockholder's Equity
Common stock	1	(1)	—
Additional paid in capital	11,231	293,815	305,046	Additional paid in capital
Retained earnings	317,310	(317,310)	—
Accumulated other comprehensive income	132	(132)	—
	328,674	(23,628)	305,046
Less: Treasury stock	(23,628)	23,628	—
Total stockholder's equity	305,046	—	305,046
Total liabilities and stockholder's equity	$454,670	$—	$454,670

THE WHEELING CORPORATION
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2025

	Wheeling Before Reclassification	Reclassification Adjustments	Wheeling, as Reclassified	FIP Presentation
Revenues
Freight revenues	$68,053	$—	$68,053	Rail revenues
Other revenue	5,123	—	5,123	Other revenue
Total revenues	73,176	—	73,176	Total revenues
Operating expenses
Transportation	21,662	—	21,662	Operating expenses
Maintenance of way	9,575	—	9,575	Operating expenses
Maintenance of equipment	7,357	—	7,357	Operating expenses
Depreciation and amortization	8,889	—	8,889	Depreciation and amortization
General and administrative expenses	16,016	—	16,016	Operating expenses
Total expenses	63,499	—	63,499
Operating income	9,677	—	9,677
Other (expense) income
	—	300	300	Gain (loss) on sale of assets, net
	—	(1,026)	(1,026)	Interest expense
Other income, net	5,210	726	5,936	Other income (expense)
Income before income taxes	14,887	—	14,887
Income tax expense	1,584	—	1,584	(Benefit from) provision for income taxes
Net income	$13,303	$—	$13,303

THE WHEELING CORPORATION
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024

	Wheeling Before Reclassification	Reclassification Adjustments	Wheeling, as Reclassified	FIP Presentation
Revenues
Freight revenues	$142,516	$—	$142,516	Rail revenues
Other revenue	9,765	—	9,765	Other revenue
Total revenues	152,281	—	152,281	Total revenues
Operating expenses
Transportation	44,439	—	44,439	Operating expenses
Maintenance of way	16,730	—	16,730	Operating expenses
Maintenance of equipment	13,833	—	13,833	Operating expenses
Depreciation and amortization	15,425	—	15,425	Depreciation and amortization
General and administrative expenses	32,167	—	32,167	Operating expenses
Total expenses	122,594	—	122,594
Operating income	29,687	—	29,687
Other (expense) income
	—	106	106	Gain on sale of assets, net
	—	(1,306)	(1,306)	Interest expense
Other income, net	8,160	1,200	9,360	Other income (expense)
Loss before income taxes	37,847	—	37,847
Income tax expense	4,272	—	4,272	Provision for (benefit from) income taxes
Net income	$33,575	$—	$33,575

Note 3: Preliminary estimated purchase consideration and purchase price allocation for the Wheeling Acquisition
The following table summarizes the components of the preliminary estimated purchase consideration (in millions):

Total ASC 805 purchase price	$1,054.3
The preliminary allocation of the estimated purchase price to the assets acquired and liabilities assumed as of the closing date of the Wheeling Acquisition includes estimated adjustments for the fair value of Wheeling’s assets and liabilities. The final allocation will be determined once we have determined the final purchase price and completed all detailed valuation analyses. The final allocation could differ materially from the preliminary allocation used in this unaudited combined financial information and related pro forma adjustments. The following table summarizes the allocation of the preliminary estimated purchase price:

As of June 30, 2025
Fair value of assets acquired:
Cash and cash equivalents	$19,386
Accounts receivable	16,120
Operating lease right-of-use assets, net	144,618
Property, plant and equipment	1,233,861
Other assets	47,871
Amount attributable to assets acquired	$1,461,856

As of June 30, 2025
Fair value of liabilities assumed:
Accounts payable and accrued liabilities	$21,443
Operating lease liabilities	12,848
Deferred tax liabilities	315,744
Other liabilities	57,511
Amount attributable to liabilities assumed	$407,546

Fair value of net assets acquired	$1,054,310
Goodwill	—
Total preliminary estimated purchase consideration	$1,054,310
Wheeling’s preliminary property, plant and equipment and their estimated useful lives consist of the following:

Property, plant and equipment	Range of estimated useful life in years	Estimated fair value
Land	N/A	$215,600
Buildings and improvements	2-16	6,926
Bridges and tunnels	25	644,855
Terminal machinery and equipment	2-15	5,788
Railroad assets	3-30	348,907
Computer hardware and software	2-5	289
Other	2-8	4,496
Construction in process	N/A	7,000
Total property, plant and equipment		$1,233,861

The effective tax rate of the combined company is (0.6)% and 16.7% for the six months ended June 30, 2025 and for the year ended December 31, 2024, respectively. The effective tax rate of the combined company could be significantly different (either higher or lower) depending on the post-acquisition activities and cash needs. The estimate is preliminary and subject to change based upon the final determination of fair value of the identifiable assets and liabilities.
Refer to the Company’s Form 8-K/A which was filed with the Securities and Exchange Commission on May 14, 2025 for the preliminary estimated purchase consideration and purchase price allocation for the Long Ridge Acquisition.
Note 4: Pro forma financing adjustments
a)Reflects the pro forma financing adjustments to Cash and cash equivalents which includes:
i.An adjustment for $1,213,960 for cash proceeds received from the Bridge Loan. This amount consists of proceeds from the Bridge Loan of $1,250,000, net of closing issuance costs of $36,040. The Bridge Loan represents short term financing arrangements which the Company expects to replace with long-term financing at or before maturity;
ii.An adjustment for $(636,604) for the paydown of Corporate Senior Notes due 2027; and
iii.An adjustment for $(435,459) for the paydown of Redeemable Preferred Stock - Series A.
b)Reflects the pro forma financing adjustments to Accounts payable and accrued liabilities for payment of accrued interest on the Corporate Senior Notes due 2027.
c)Reflects the pro forma financing adjustments to current Debt, net for short term financing from the Bridge Loans.
d)Reflects the pro forma financing adjustments to noncurrent Debt, net for paydown of the Corporate Senior Notes due 2027.
e)Reflects the pro forma financing adjustments to Redeemable Preferred Stock - Series A for the paydown of preferred stock with proceeds from the Bridge Loan.
f)Reflects the pro forma financing adjustments to Additional paid in capital for the loss on extinguishment of Redeemable Preferred Stock - Series A.
g)Reflects the pro forma financing adjustments to Accumulated deficit for the loss on extinguishment of Corporate Senior Notes due 2027.
h)Reflects the pro forma financing adjustments to Interest expense which includes:
i.An adjustment of $34,124 to reverse the interest expense from the Senior Notes due 2027 that were paid down;
ii.An adjustment of $(52,894) to record interest expense for the Bridge Loan; and
iii.An adjustment of $(18,020) to record amortization of deferred financing costs related to the Bridge Loan.
i)Reflects the pro forma financing adjustments to Dividends and accretion of redeemable preferred stock to reverse the effects from the Redeemable Preferred Stock - Series A that was paid down.
j)Reflects the pro forma financing adjustments to Loss on extinguishment of debt for the loss on extinguishment of the Senior Notes due 2027.
k)Reflects the pro forma financing adjustments to Interest expense which includes:
i.An adjustment of $71,199 to reverse the interest expense from the Senior Notes due 2027 that were paid down;
ii.An adjustment of $(105,788) to record interest expense for the Bridge Loan; and
iii.An adjustment of $(36,040) to record amortization of deferred financing costs related to the Bridge Loan.
l)Reflects the pro forma financing adjustments to Dividends and accretion of redeemable preferred stock to reverse the effects from the Redeemable Preferred Stock - Series A that was paid down.
Note 5: Pro forma Wheeling Acquisition accounting adjustments
a)Reflects the pro forma adjustments to Cash and cash equivalents which includes:
i.An adjustment of $(1,054,310) for cash paid to the seller;
ii.An adjustment of $(51,746) for the paydown of finance leases at Wheeling;

iii.An adjustment of $(2,885) for the payment of indemnity insurance at Wheeling;
iv.An adjustment of $1,000,000 for issuance of Redeemable Preferred Stock - Series A NCI and Warrants; and
v.An adjustment of $(15,000) for fees paid related to the Redeemable Preferred Stock - Series A NCI.
b)Reflects the pro forma adjustments to Operating lease right-of-use assets, net which includes:
i.An adjustment of $(7,894) to adjust operating lease liabilities to its preliminary estimate of acquisition date value based on the market incremental borrowing rate; and
ii.An adjustment of $131,770 for favorable off-market lease terms on operating leases acquired from the Wheeling transaction.
c)Reflects the pro forma adjustments to Property, plant and equipment, net to increase Wheeling’s historical property, plant and equipment to its preliminary estimate of acquisition date fair value.
d)Reflects the pro forma adjustments to Other assets which includes:
i.An adjustment for $10,500 for recognition of mineral interests acquired, based on the preliminary determination of their estimated fair values and remaining useful lives.
ii.An adjustment for $2,885 for prepaid indemnity insurance at Wheeling.
e)Reflects the pro forma adjustments to Accounts payable and accrued liabilities which includes:
i.An adjustment for $5,350 to accrue for non-recurring transaction costs, incurred after and not yet recognized as of June 30, 2025; and
ii.An adjustment of $7,350 for issuance costs related to the Redeemable Preferred Stock - Series A NCI.
f)Reflects the pro forma adjustments to current Operating lease liabilities for its preliminary estimate of acquisition date value based on the market incremental borrowing rate.
g)Reflects the pro forma adjustments to Other current liabilities for the paydown of finance leases at Wheeling.
h)Reflects the pro forma adjustments to Warrant liabilities from the Warrants issued by the Company to certain affiliates of Ares Management LLC at closing.
i)Reflects the pro forma adjustments to noncurrent Operating lease liabilities for its preliminary estimate of acquisition date value based on the market incremental borrowing rate.
j)Reflects the pro forma adjustments to Deferred tax liabilities which includes:
i.An adjustment of $32,943 for the income tax effect of favorable off-market lease terms on operating leases acquired from the Wheeling transaction; and
ii.An adjustment of $227,423 for the income tax effect of the increase to Wheeling’s historical property, plant and equipment to its preliminary estimate of acquisition date fair value.
k)Reflects the pro forma adjustments to Other liabilities which includes:
i.An adjustment for $5,450 for the step up in fair value of the finance leases previously held at Wheeling; and
ii.An adjustment for $(49,404) for the paydown of finance leases at Wheeling.
l)Reflects the pro forma adjustments to Redeemable Preferred Stock - Series A NCI which includes:
i.An adjustment for $914,167 from Redeemable Preferred Stock - Series A NCI issued by RR Holdings to certain affiliates of Ares Management LLC at closing; and
ii.An adjustment of $(22,350) for issuance costs related to the Redeemable Preferred Stock - Series A NCI.
m)Reflects the pro forma adjustments to Additional paid in capital for the elimination of Wheeling’s historical Stockholders’ equity.
n)Reflects the pro forma adjustments to Accumulated deficit for non-recurring transaction costs.
o)Reflects the pro forma adjustments to Operating expenses to record incremental amortization expense for favorable off-market lease terms on operating leases acquired from the Wheeling transaction.
p)Reflects the pro forma adjustments to Acquisition and transaction expenses to amortize prepaid indemnity insurance for Wheeling.

q)Reflects the pro forma adjustments to Depreciation and amortization which includes:
i.An adjustment of $12,802 to record incremental depreciation expense related to the property, plant and equipment acquired, based on the preliminary determination of their estimated fair values and remaining useful lives. A 10% change in the valuation of the acquired property, plant and equipment would cause a corresponding increase or decrease to the annual depreciation expense of $2,169.
ii.An adjustment of $175 to record incremental amortization expense for mineral interests acquired, based on the preliminary determination of their estimated fair values and remaining useful lives.
r)Reflects the pro forma adjustments to Interest expense to reverse interest expense on finance lease at Wheeling that was paid down.
s)Reflects the pro forma adjustments to Benefit from income taxes to reflect a tax benefit after applying an effective tax rate of 25%.
t)Reflects the pro forma adjustments to Dividends and accretion of redeemable preferred stock which includes:
i.An adjustment for $58,722 for deemed dividends to Redeemable Preferred Stock - Series A NCI holders to amend for the transaction; and
ii.An adjustment for $11,299 for accretion of fees and issuance costs related to Redeemable Preferred Stock - Series A NCI.
u)Reflects the pro forma adjustments to Operating expenses to record incremental amortization expense for favorable off-market lease terms on operating leases acquired from the Wheeling transaction.
v)Reflects the pro forma adjustments to Acquisition and transaction expenses which includes:
i.An adjustment of $5,350 to accrue for non-recurring transaction costs, incurred after and not yet recognized as of June 30, 2025; and
ii.An adjustment of $962 to amortize prepaid indemnity insurance for Wheeling.
w)Reflects the pro forma adjustments to Depreciation and amortization which includes:
i.An adjustment of $27,957 to record incremental depreciation expense related to the property, plant and equipment acquired, based on the preliminary determination of their estimated fair values and remaining useful lives. A 10% change in the valuation of the acquired property, plant and equipment would cause a corresponding increase or decrease to the annual depreciation expense of $4,338.
ii.An adjustment of $350 to record incremental amortization expense for mineral interests acquired, based on the preliminary determination of their estimated fair values and remaining useful lives.
x)Reflects the pro forma adjustments to Interest expense to reverse interest expense on finance lease at Wheeling that was paid down.
y)Reflects the pro forma adjustments to Benefit from income taxes to reflect a tax benefit after applying an effective tax rate of 25%.
z)Reflects the pro forma adjustments to Dividends and accretion of redeemable preferred stock which includes:
i.An adjustment for $109,948 for deemed dividends to Redeemable Preferred Stock - Series A NCI holders to amend for the transaction; and
ii.An adjustment for $22,598 for accretion of fees and issuance costs related to Redeemable Preferred Stock - Series A NCI.

aa)Reflects amounts after pro forma acquisition adjustments. Basic and diluted net loss per share (“EPS”) are each calculated by dividing adjusted pro forma net loss by the weighted average shares outstanding and diluted weighted average shares outstanding for the six months ended June 30, 2025 and for the year ended December 31, 2024.

	Six Months Ended June 30, 2025	Year Ended December 31, 2024
Basic EPS
Combined pro forma net loss	$(135,362)	$(300,456)
Add: Net loss attributable to non-controlling interests in consolidated subsidiaries	(22,501)	(42,419)
Less: Dividends and accretion of redeemable preferred stock	67,309	135,258
Combined pro forma net loss attributable to FIP stockholders	(180,170)	(393,295)
Less: Dividends and accretion of convertible preferred stock	9,003	16,849
Add: Loss on extinguishment of redeemable preferred stock	—	(121,251)
Combined pro forma net loss attributable to FIP common stockholders	$(189,173)	$(531,395)

Weighted average common shares outstanding	114,491,338	108,217,871
Basic EPS	$(1.65)	$(4.91)

Weighted average diluted shares outstanding	115,260,452	108,217,871
Diluted EPS	$(1.65)	$(4.91)
Note 6: Pro forma Long Ridge Acquisition adjustments
a)Reflects the pro forma adjustments for the pre-acquisition period of Long Ridge from January 1, 2025 to February 25, 2025. These amounts were disclosed in the Company’s Form S-3/A, which was filed with the Securities and Exchange Commission on May 23, 2025.
b)Reflects the pro forma adjustments for the acquisition of Long Ridge for the year ended December 31, 2024. These amounts were disclosed in the Company’s Form 8-K/A, which was filed with the Securities and Exchange Commission on May 14, 2025.